Exhibit 10.67

SENIOR UNSECURED PROMISSORY NOTE

$[ ]	Dated: , 2005
New York, New York

FOR VALUE RECEIVED, SSA GLOBAL TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of GAP COINVESTMENT PARTNERS II, L.P., a Delaware limited partnership (the “Lender”), the principal amount of                                  ($                                ) (the “Loan”) on the Final Maturity Date (as defined below).

Section 1.                                            Payments; Borrowing Request; General.  (a) The unpaid principal amount of the Loan shall bear interest from the date the Loan is funded by the Lender until the date such principal amount becomes due, at a fluctuating interest rate per annum equal to the sum of the LIBOR Rate plus 2.75%, payable quarterly in arrears on the first day of February, May, August and November in each year, commencing on August       , 2005.  All interest shall be computed on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.  Notwithstanding any other provision of this Note, interest paid or becoming due hereunder, or any document or instrument executed in connection herewith or therewith, shall in no event exceed the maximum rate permitted by applicable law.  Both principal and interest are payable in lawful money of the United States of America in immediately available funds at 3 Pickwick Plaza, Greenwich, Connecticut 06830, Attention: Matthew Nimetz, or such other office as the Lender may designate.

To the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, the Loan, fees, or any other obligations of the Borrower under this Note, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

(b)                                 The principal amount of the Loan hereunder and all payments made to the Lender on account of such principal shall be noted by the Lender on Schedule A attached hereto; provided, however, that any error or omission by the Lender in this regard shall not affect the obligation of the Borrower to pay the full amount of the principal under this Note.

(c)                                  The proceeds of the Loan made under this Note shall be used to refinance the Indebtedness outstanding under the Prior Note (as hereinafter defined).  As used herein, “Prior Note” means the Second Amended and Restated Promissory Note, dated February 26, 2004 made by the Borrower to the order of the Lender in the principal amount of $1,773,182.23, of which $                         is outstanding on the date hereof.

Section 2.                                            Definitions.

As used in this Note, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to the singular, plural, masculine, feminine and neuter forms of such terms:

“Authorized Person” means, with respect to any Person, the chief executive officer, chief financial officer, president, executive vice president, or vice president of such Person or such other Person designed in writing pursuant to Section 8.6 hereof.

“Borrower” has the meaning set forth in the Preamble hereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close; provided that with respect to the borrowing, payment or continuation of, or determination of interest rate for, the Loan, the term “Business Day” shall also mean any Business Day which dealings in Dollars may be carried on in the interbank eurodollar markets in New York City and London.

“Event of Default” has the meaning set forth in Section 7.

“Final Maturity Date” has the meaning set forth in Section 5(a).

“Indebtedness” has the meaning set forth in Section 7.

“Indemnity” has the meaning set forth in Section 8.5.

“Interest Period” means, with respect to the Loan, the period commencing on the borrowing date or the date of any continuation of the Loan, as the case may be, and ending three months thereafter, provided that (i) each Interest Period shall begin on the first day of a month and end on the last day of a month, provided that the initial Interest Period shall commence on the date hereof and end on the last day of the third month immediately succeeding the date hereof, (ii) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (iii) no Interest Period shall end after the Final Maturity Date, and (iv) no more than one (1) Interest Period for the Borrower may exist at any one time.

“Lender” has the meaning set forth in the Preamble hereto.

“Lender’s Costs” has the meaning set forth in Section 8.4.

“LIBOR” means, with respect to the Interest Period, the rate per annum determined by the LIBOR Reference Bank in New York, New York on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 2:00 p.m. (New York City time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the Loan requested by the Borrower in accordance with this Note, or, if the foregoing rate is unavailable, the rate per annum determined by the Lender in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate, in each case rounded upwards to, if necessary to the next 1/16%, which determination shall be conclusive in the absence of manifest error.

“LIBOR Rate” means, with respect to the Interest Period for the Loan, the rate per annum determined by the Lender (rounded upwards if necessary, to the next 1/16%) by dividing

(a) LIBOR for the Interest Period by (b) 100% minus the Reserve Percentage.  The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage applicable to the holder of this Note.

“LIBOR Reference Bank” means JPMorgan Chase Bank in New York, New York, its successors or any other commercial bank designated by the Lender to the Borrower from time to time.

“Loan” has the meaning set forth in the Preamble hereto.

“Madeleine Note” means the Senior Unsecured Promissory Note, dated the date hereof and payable by SSA Global Technologies, Inc. to Madeleine L.L.C. in the original principal amount of $                  .

“Note” means this Senior Unsecured Promissory Note.

“Note Register” has the meaning set forth in Section 6.2.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Post-Default Rate” means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Note plus 2%.

“Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code, as amended, any successor statute, and any equivalent foreign legislation, or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Reserve Percentage” means, on any day, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor governmental authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”).

Section 3.                                            [Intentionally Omitted].

Section 4.                                            Representations, Warranties and Covenants.

Section 4.1.                                   Representations and Warranties.

(a)                                  The Borrower hereby represents and warrants to the Lender as follows:

(i)                                     The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(ii)                                  The execution, delivery and performance of this Note by the Borrower are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene the Borrower’s organizational documents or any contractual restriction binding on or affecting the Borrower.

(iii)                               No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Note.

(iv)                              This Note constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

(v)                                 The Borrower’s obligations under this Note will rank senior in right of payment to all other Indebtedness incurred by the Borrower, except that the obligations under this Note will pari passu with any Indebtedness incurred by the Borrower that is designated by the Borrower, at the time of such incurrence, as senior indebtedness.

Section 4.2.                                   Covenants.  So long as any principal of or interest on this Note shall remain unpaid, the Borrower will:

(a)                                  comply in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings;

(b)                                 do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and good standing and any rights, privileges, obligations, licenses and franchises material to the Borrower’s business; and

(c)                                  keep proper books of record and accounts in which full, true and correct entries in accordance with GAAP shall be made of all material financial matters and transactions in relation to its business and activities.

Section 5.                                            Payments and Prepayments.

(a)  Subject to the provisions contained herein, the outstanding principal of this Note and interest thereon shall be due and payable on                         , 2008 (the “Final Maturity Date”).  All payments of such principal and interest thereon under this Note shall be made pro rata with payments of principal and interest thereon under the Madeleine Note.

(b)                                 The Borrower may, at its option and upon not less than two Business Days’ prior written notice to the Lender, prepay this Note, in whole at any time or in part from time to time, without penalty or premium, each such prepayment to be accompanied by the payment of accrued interest to the date of each prepayment on the amount prepaid, provided that each partial prepayment shall be in a principal amount equal to $500,000 or an integral multiple thereof.  Any principal amount of this Note which is repaid or prepaid may not be reborrowed.

(c)                                  Notwithstanding anything to the contrary set forth in this Note, if at any time the Borrower shall make a prepayment of principal and interest thereon under the

Madeleine Note, then the Borrower shall simultaneously make a pro rata prepayment of principal and interest thereon under this Note.

Section 6.                                            Registration and Transfer of the Note.

Section 6.1.                                   Transfer Restrictions.  This Note may not be sold, assigned, or in any manner transferred or disposed of, in whole or in part, except in compliance with the terms and conditions hereof.

Section 6.2.                                   Note Register; Ownership of Note.  This Note shall be registered in a register (the “Note Register”) as it is issued and transferred, which Note Register shall be maintained by the Borrower at its principal office or, at the Borrower’s election and expense, by the Borrower’s transfer agent.  Subject to Section 6.3 hereof, the Borrower shall be entitled to treat the registered holder of this Note on the Note Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Note on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when this Note is properly assigned in blank, the Borrower may (but shall not be obligated to) treat the bearer thereof as the owner of such Note for all purposes.  All of the rights provided to a holder under this Note, if properly assigned, may be exercised by a new holder without a new Note first having been issued.

Section 6.3.                                   Transfer of Note.  This Note may be transferred, assigned or otherwise disposed of or subordinated to any Person without the consent of the Borrower.  This Note and all rights hereunder are transferable in whole or in part, without charge to the holder hereof, upon surrender of this Note with a properly executed Form of Assignment attached hereto as Exhibit A at the principal office of the Borrower.

Section 6.4.                                   Replacement of Note.  On receipt by the Borrower of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction of this Note, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Borrower or, in the case of any such mutilation, on surrender of such Note to the Borrower at its principal office and cancellation thereof, the Borrower at the expense of the Lender, shall execute and deliver, in lieu thereof, a new Note of like tenor.

Section 7.                                            Events of Default.  If any of the following shall occur (each, an “Event of Default”): (a) the Borrower shall fail to pay any principal of or interest on this Note when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (b) any representation or warranty made by the Borrower in this Note, or in any document or certificate executed in connection with this Note, shall have been incorrect in any material respect when made; or (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in this Note to be performed or observed by the Borrower and, except as set forth in clause (a) above, such failure, if capable of being remedied, shall remain unremedied for five days after written notice thereof shall have been given to the Borrower by the Lender; or (d) the Borrower shall fail to pay any debt for borrowed money or other similar obligation or liability in excess of $5,000,000 (“Indebtedness”) (excluding indebtedness evidenced by this Note), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to cause or permit the liquidation of any collateral securing such Indebtedness, or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or (e) one or more judgments or decrees shall be entered against the Borrower involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more and the same shall not have been vacated, satisfied, undischarged, stayed or bonded pending appeal within 10 days from the entry thereof; or (f) the Borrower shall have commenced or consented to the commencement of a Proceeding; or the Borrower shall take any action to authorize or effect any of the actions set forth above in this clause (f); or (g) any provision of this Note shall at any time for any reason be declared to be null and void by a court of competent jurisdiction, or the validity or enforceability thereof shall be contested by the Borrower, or a proceeding shall be commenced by the Borrower seeking to establish the invalidity or unenforceability thereof, or the Borrower shall deny that it has any liability or obligation hereunder or thereunder;

then the Lender may (i) declare the outstanding principal amount of this Note and all other amounts due hereunder to be immediately due and payable, whereupon the outstanding principal amount of this Note and all such other amounts shall become and shall be forthwith due and payable, without diligence, presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived and all such amounts, if unpaid, shall bear interest at the rate of interest set forth in Section 1 hereof, and (ii) except as otherwise set forth herein, exercise any and all of its other rights under applicable law or hereunder.

Section 8.                                            Miscellaneous.

Section 8.1.                                   Amendments.  No amendment of any provision of this Note shall be effective unless it is in writing and signed by the Borrower and the Lender, and no waiver of any provision of this Note, and no consent to any departure therefrom, shall be effective unless it is in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that prior to its effectiveness, each such amendment, waiver and consent must be approved in writing by each of the senior lenders (if any).  Notwithstanding anything to the contrary set forth in this Note, the Borrower shall not agree to make any amendment to, waive any provision of or consent to any departure from (each, a “Note Amendment”) the Madeleine Note, unless the Borrower shall also agree to make the same Note Amendment to this Note; provided, however, that notwithstanding the foregoing, nothing in this sentence shall be deemed to require the Lender to agree to any such Note Amendment; and provided further, if Lender shall not agree to such Note Amendment, Borrower shall not effect such Note Amendment under the Madeleine Note.

Section 8.2.                                   Exercise of Remedies.  No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

Section 8.3.                                   Unenforceability.  Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 8.4.                                   Fees and Expenses.  The Borrower hereby agrees to pay all costs and expenses (including, without limitation, all fees, expenses and other client charges of counsel to the Lender) incurred by the Lender in connection with (i) the preparation, execution, delivery, administration and amendment of this Note and any related documents, and (ii) the enforcement of the Lender’s rights, and the collection of all amounts due, hereunder (collectively, the “Lender’s Costs”).

Section 8.5.                                   Indemnification.  The Borrower agrees to indemnify and hold harmless (the “Indemnity”) the Lender and each of its directors, officers, members, employees, agents, affiliates and advisors from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and other client charges of counsel) which may be incurred by or asserted against the Lender or any such director, officer, employee, agent, affiliate or advisor in connection with or arising out of any investigation, litigation or proceeding related to or arising out of this Note or any other related document or any transaction contemplated hereby or thereby (but in any case excluding any such claims, damages, losses, liabilities or expenses incurred solely by reason of the gross negligence or willful misconduct of the Lender or the indemnitee).  The Indemnity shall survive the payment in full of this Note.

Section 8.6.                                   Notices.  All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to the Lender, to it at its address at 3 Pickwick Plaza, Greenwich, Connecticut 06830, facsimile no.: (203) 618-9207; if to the Borrower, to it at its address at 500 West Madison, 22nd Floor, Chicago, Illinois 60661, facsimile no.: (312) 474-7451; or as to any such entity at such other address as shall be designated by such entity in a written notice to each such other entity complying as to delivery with the terms of this paragraph.  All such demands, notices, and other communications shall be effective (i) if mailed, five days after being deposited in the mails, (ii) if telecopied, when received, and (iii) if delivered, upon delivery.

Section 8.7.                                   Jurisdiction.  THE BORROWER AND THE LENDER HEREBY (A) IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, (B) WAIVE ANY DEFENSE BASED ON DOCTRINES OF VENUE OR FORUM NON CONVENIENS, OR SIMILAR RULES OR DOCTRINES, AND (C) IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH AN ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT.

Section 8.8.                                   Jury Trial.  THE BORROWER AND THE LENDER MUTUALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE.

Section 8.9.                                   Governing Law.  This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York applicable to contracts made and to be performed therein without consideration as to conflicts of law.

Section 8.10.                             Counterparts.  This Note may be executed in any number of counterparts, each of which, when executed, shall be an original, but all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of this Note by telecopier shall be equally as effective as delivery of an original executed counterpart of this Note.  Any party delivering an executed counterpart of this Note by telecopier also shall deliver an original executed counterpart of this Note but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Note.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the maker of this Note has executed this instrument on the date first above written:

SSA GLOBAL TECHNOLOGIES, INC.

By:
Name:
Title:

SCHEDULE A

PRINCIPAL AND REPAYMENT OF PRINCIPAL

Amount	Principal	Principal	Notation
of Principal	Paid or Prepaid	Balance	Made By

EXHIBIT A

FORM OF ASSIGNMENT

[To be executed only upon assignment of the Note]

For value received, the undersigned registered holder of the within Note hereby sells, assigns and transfers unto                 the right represented by such Note in accordance with Section 6 of such Note, and authorizes SSA Global Technologies, Inc. to make such transfer on the books of SSA Global Technologies, Inc. maintained for such purpose, with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to the name of holder as specified on the face of the Note)

(Assignor)

By:

(Street Address)

(City) (State) Zip Code)

Signed in the presence of:

Name: